Exhibit 10.4

SHOPPING CENTER LEASE BROKERAGE AND MANAGEMENT LICENSED REAL ESTATE BROKER

SHOPPING CENTER LEASE Richard Ellis, Inc. BROKERAGE AND MANAGEMENT LICENSED REAL ESTATE BROKER

This Lease between College Plaza, Ltd, a California Limited Partnership (“Landlord”), and 1st Pacific Bank, a State Banking Organization and La Jolla Association (“Tenant”), is dated November 1, 1999.

1.        LEASE OF PREMISES.

In consideration of the Rent (as defined at Section 9.5) to be paid by Tenant and the provisions of this Lease, Landlord leases to Tenant and Tenant leases from Landlord the Premises shown by diagonal lines on the plan attached hereto as Exhibit “A”, and further described at Section 3.j. The Premises are located within the Shopping Center described in Section 3.l. Tenant shall have the non-exclusive right (unless otherwise provided herein) in common with Landlord and other tenants, subtenants and invitees of the Shopping Center, to use of the Common Areas (as defined at Section 3.d.).

2.        LEASE REVIEW OBLIGATIONS OF LANDLORD AND TENANT.

Landlord and Tenant acknowledge and agree that each has the responsibility to personally review and approve the contents of this Lease and to have this Lease reviewed, approved, and modified as needed by its attorneys before the Lease is signed.

3.        DEFINITIONS.

As used in this Lease, the following terms shall have the following meanings:

b.        Broker(s)

Landlord’s Broker: CB Richard Ellis, Inc.

Tenant’s Broker: CB Richard Ellis, Inc.

Commision Payable to Landlord’s Broker (Section 38.1): $ per agreement.

Landlord’s Broker hereby discloses to Landlord and Tenant that Landlord’s Broker is acting in this transaction as the agent of (check applicable box below):

☐ Landlord exclusively; or
☒ both Landlord and Tenant.

Landlord and Tenant each consent to such representation by Landlord’s Broker.

c.         Commencement Date: The date following Tenant’s waiver of its contingency. (Letter dated 1/27/00)

d.        Common Areas: All areas, structural portions, facilities and equipment of the Shopping Center outside the Premises and the premises of other tenants, but within the exterior boundaries of the Shopping Center that are provided and designated by Landlord from time to time for the general use, benefit and/or convenience of Tenant and/or other tenants of the Shopping Center and/or their respective authorized representatives and invitees. Common Areas include without limitation, pedestrian walkways and patios, landscaped areas, sidewalks, service corridors, public restrooms, stairways, roofs, walls, plazas, malls (including any enclosed malls where climate control is provided), throughways, loading areas, parking areas, and roads, all as generally shown on the plan attached hereto as Exhibit “A”. Landlord shall have the right to regulate or restrict the use of the Common Areas.

e.         Floor Area: As to both the Premises and the Shopping Center, the respective measurements of floor area as are from time to time subject to lease by Tenant and all tenants of the Shopping Center, respectively, as determined and applied by Landlord on a consistent basis throughout the Shopping Center.

g.        Landlord’s Mailing Address: 9466 Black Mountain Road, Suite 230, San Diego, CA 92126

Tenant’s Mailing Address: ______________________________________________________

_____________________________________________________________________________ ..

h.        Minimum Annual Rent (Initial) (Section 9.1): $72,000 per year, payable in twelve (12) equal monthly installments each year. Minimum rent shall commence March 1, 2000.

i.          _________________________________________________________________________________ ..

j.          Premises: That portion of the Shopping Center containing approximately 2838 square feet of Floor Area, shown by diagonal lines on Exhibit “A”.

k.         Security Deposit (Article 36): $6,000 which shall be payable upon waiver of Tenant’s Contingency.

l.          Shopping Center: The building of which the Premises is a part (the “Building”) and any other buildings and improvements on the real property (the “Property”) located at 3500 College Boulevard, Oceanside, CA and further described on Exhibit “A”. The Shopping Center is known as College Plaza.

m.        Tenant’s First Adjustment Date (Section 9.2): The first day of the calendar month following the Commencement Day plus 12 months. (i.e. 2/1/01)

n.        Tenant’s Proportionate Share (initial): 3.6%.

Such share is a fraction, the numerator of which is the Floor Area of the Premises, and the denominator of which is the Floor Area of the buildings in the Shopping Center available for exclusive use and occupancy by tenants (excluding the Floor Area of those areas, if any, designated by Landlord on Exhibit “A” as “Major Stores”), as determined by Landlord from time to time on a consistent basis. As of the date of this Lease the Shopping Center contains a total Floor Area of 79,109 square feet.

o.        Tenant’s Radius

p.        ________________________.

q.        Tenant’s Trade Name (Article 11):  1st Pacific Bank.

r.         Tenant’s Use Clause (Article 11): The Premises shall be used and occupied only for the purpose of the operation of a bank and general office uses related thereto, and for no other use or purpose.

s.         Term: The Term of this Lease shall begin as of the date of waiver of contingency and shall continue thereafter for a period of 5 years and 0 months (plus any partial month) following the Commencement Date. The Commencement Date and expiration date of the Lease shall be set forth in Landlord’s Notice of Lease Term Dates (the “Notice”), which shall be substantially in the form set forth at Exhibit “F”. The Notice shall be served on Tenant promptly following determination of the Commencement Date under Section 3.c.

t.         CONTINGENCY: See Addendum

4.        EXHIBITS AND ADDENDA.

The exhibits and addenda listed below (unless lined out) are incorporated by reference in this Lease:

a.         Exhibit “A” — Plan Showing the Premises and Shopping Center (See Sections 3.j, 3.i and Article 5)

c.         Exhibit “C” — Landlord’s Work and Tenant’s Work

f.         Exhibit “F” — Landlord’s Notice of Lease Term Dates (See Section 3.s)

i.          Addenda:

_______________________________________________________________________________________

_______________________________________________________________________________________

5.        SHOPPING CENTER PLAN

The plan of the Shopping Center attached as Exhibit “A” shows, among other things, the principal improvements which initially comprise or will initially comprise the Shopping Center. Tenant agrees that Landlord may at any time and from time to time, change the shape, size, location, number, and extent of the improvements now shown on Exhibit “A” and may eliminate or add any improvements to any portion of the Shopping Center, but Landlord agrees (i) not to materially change the size or location of the Premises without Tenant’s consent, and (ii) that any such changes will not materially adversely affect ingress to and egress from the Premises, visibility of the Premises or parking availability in the Shopping Center.

6.        OTHER TENANCIES.

Landlord reserves the absolute right to effect such other tenancies and uses in the Shopping Center as Landlord, in its sole business judgment, determines best promotes the interests of the Shopping Center. Landlord and Landlord’s Broker do not represent, and Tenant does not rely on the possibility, that any specific tenant or number of tenants will occupy space in the Shopping Center during the Term.

7.        DELIVERY OF POSSESSION.

Following Tenant waiving its contingency Landlord agrees to deliver to Tenant and Tenant agrees to accept from Landlord possession of the Premises. If for any reason Landlord does not deliver possession of the Premises to Tenant with Landlord’s Work substantially complete at least 30 days before Tenant’s Tentative Commencement Date, Landlord shall not be subject to any liability for such failure, and the validity of this Lease shall not be impaired, but the Commencement Date shall be delayed by the number of days delivery is delayed and Rent shall be abated until 30 days following the date of substantial completion of Landlord’s Work in the Premises. Notwithstanding anything to the contrary contained herein, if Landlord does not deliver possession of the Premises to Tenant on or before the Outside Date for Delivery of Possession, this Lease shall terminate and be of no further force or effect, and Landlord and Tenant shall have no further obligations hereunder.

8.        TENANT’S WORK.

Tenant shall commence construction of Tenant’s Work as defined in Exhibit “C”.

9.        RENT.

9.1       Payment of Minimum Annual Rent. Tenant agrees to pay the Minimum Annual Rent during the Term for its use and occupancy of the Premises. Minimum Annual Rent shall be payable in advance on the first day of each calendar month of the Term without notice, setoff or deduction, in twelve (12) equal monthly installments during each year of the Term. If the Term begins (or ends) on other than the first (or last) day of a calendar month, the Minimum Annual Rent for the partial month shall be prorated on a daily basis, based on a 30 day month. Tenant shall pay Landlord the first installment of Minimum Annual Rent when Tenant executes this Lease, which shall be held and applied or disposed of as provided in the section entitled Non-refundable Deposit set forth in Addendum to Lease attached hereto.

9.2       Adjusted Minimum Annual Rent. Minimum Rent shall increase annually by four (4%) percent on the anniversary date of Tenant’s waiver of its contigency.

9.3       Property Taxes.

a. Beginning with the Commencement Date and for the balance of the Term, Tenant shall pay to Landlord as “additional rent” the amount of taxes and assessments levied and assessed for any year upon the Premises and the underlying Property (the “Premises Property Taxes”). Such sum shall be prorated for any partial year of the Term on a daily basis, based on a 360 day year. Tenant shall also pay 5.28% of the taxes and assessments for tax parcel 168-012-32

If the Premises and the underlying Property are not separately assessed, but are assessed as part of the land and improvements on a larger parcel (hereinafter the “Larger Parcel”), Tenant’s share of Premises Property Taxes shall be a fractional portion of the property taxes on the Larger Parcel, the numerator of which is the Floor Area of the Premises and the denominator of which is the Floor Area of all the areas available for exclusive use and occupancy by tenants of the Larger Parcel. Tenant shall pay Premises Property Taxes to Landlord as part of Common Area Costs at the times and in the manner provided for the payment of Common Area Costs at Section 25.3 of this Lease. For purposes hereof, an equitable adjustment shall be made for buildings which are only partially completed on the date such property taxes become a lien.

If any Premises Property Taxes (including any assessments which may be evidenced by improvement or other bonds) due hereunder may be paid in annual installments, only the amount of such annual installment (with an appropriate proration for any partial year) and statutory interest thereon shall be included in the computation of annual Premises Property Taxes.

b. The term “Premises Property Taxes” shall mean: (i) any fee, license fee, license tax, business license fee, commercial rental tax, levy, charge, assessment, penalty or tax imposed by any taxing authority against the Premises, Property or the Shopping Center; (ii) any tax on Landlord’s right to receive, or the receipt of, rent or income from the Premises, Property or the Shopping Center or against Landlord’s business of leasing space in the Shopping Center; (iii) any tax or charge for fire protection, streets, sidewalks, road maintenance, refuse or other services provided to the Premises, Property or Shopping Center by or through any governmental agency; (iv) any tax imposed upon this transaction or based upon a re-assessment of the Premises, Property or Shopping Center due to a change in ownership or transfer of all or part of Landlord’s interest in the Premises, Property or Shopping Center; and (v) any charge or fee replacing any tax previously included within the definition of real property tax. “Premises Property Taxes” do not, however, include Landlord’s federal or state income, franchise, inheritance or estate taxes.

9.4       Percentage Rental.

9.5       Additional Rent. Upon waiver of Tenant’s Contingency, Tenant shall pay, as additional rent, all sums of money required to be paid pursuant to the terms of this Article 9, the sums to be paid pursuant to Articles 12, 22, 25 and Exhibit “C”, and all other sums of money or charges required to be paid by Tenant under this Lease, whether or not such sums are specifically designated as “additional rent.” All amounts required to be paid by Tenant hereunder are sometimes collectively referred to as “Rent.”

9.6       Interest and Late Charges. If Tenant fails to pay when due and payable, any Rent, additional rent, or other sums due from Tenant under this Lease, the unpaid amounts shall bear interest at the rate of 10% per annum commencing 30 days after the delinquency occured.

Tenant acknowledges that its late payment of any monthly installment of Minimum Annual Rent will cause Landlord to incur certain costs and expenses not contemplated under this Lease, the exact amount of which is extremely difficult or impractical to fix. Such costs and expenses will include, without limitation, loss of use of money, administrative and collection costs, and processing and accounting expenses. Therefore, if any Installment of Minimum Annual Rent is not received by Landlord from Tenant by the fifth (5th) business day of the month for which such installment is due, Tenant shall immediately pay to Landlord a late charge equal to 10% of such installment. Such late charge is in addition to any interest due pursuant to the preceding paragraph of this Section 9.6. Landlord and Tenant agree that this late charge represents a reasonable estimate of costs and expenses incurred by Landlord from, and is fair compensation to Landlord for its loss suffered by, such nonpayment by Tenant. Acceptance of this late charge shall not constitute a waiver of Tenant’s default with respect to such nonpayment by Tenant nor prevent Landlord from exercising any other rights and remedies available to Landlord under this Lease.

9.7       Payment of Rent. All Rent and other payments due under this Lease shall be paid by Tenant to Landlord at Landlord’s management office in the Shopping Center, or at such other place as may from time to time be designated by Landlord in writing at least 10 days prior to the next ensuing payment date.

10.      NET SALES.

11.      POSSESSION AND USE.

11.1     Permitted Uses and Prohibited Conduct. Possession of the Premises shall be delivered to Tenant free and clear of all tenants and occupants and the rights of either, and free of liens and encumbrances other than those specified in Article 15 hereof. Tenant shall use the Premises solely for the purposes set forth in Tenant’s Use Clause and shall operate its business only under the trade name specified as Tenant’s Trade Name. Tenant shall not use or permit the Premises to be used for any other purposes or under any other trade name. Tenant shall not, without the prior written consent of Landlord, sell merchandise from vending machines or allow any coin operated vending or gaming machines on the Premises. Tenant shall not use or permit any person to use the Premises for conducting a second-hand store, auction, distress or fire sale or bankruptcy or going-out-of-business sale, or for any use or purpose in violation of the laws, ordinances, regulations and requirements of the United States or the State, County and City where the Shopping Center is located, or any other lawful authority. Tenant shall, during the Term, keep the Premises in a clean and wholesome condition, free of any objectionable noises, odors or nuisances, and shall comply with all health and police regulations. All trash and rubbish of Tenant shall be deposited only in receptacles provided by Landlord and no other trash receptacles shall be permitted to remain outside the Premises or Building. Landlord shall cause such receptacles to be emptied and trash removed at Tenant’s expense. Tenant shall not cause or permit waste to occur in the Premises and shall not overload any floor or abuse the plumbing in the Premises.

Tenant may not display or sell merchandise or allow carts, portable signs, devices or any other objects to be stored or to remain outside the defined exterior walls, roof or permanent doorways of the Premises, or in Building hallways. No aerials or antennae shall be erected on the roof or exterior walls of the Premises or Building without first obtaining, in each instance, the written consent of Landlord. Any aerial or antenna so installed without Landlord’s written consent may be removed without notice at any time, at Tenant’s expense. Tenant shall not solicit or distribute materials in any manner in any of the Common Areas (including automobile parking facilities and any enclosed mall of the Shopping Center).

11.2     Insurance Coverage Use Restrictions. Tenant shall not carry any stock or goods or do anything in or about the Premises which tends to increase the insurance rates on the Building or Shopping Center or impairs Landlord’s ability to maintain insurance coverage on the Building or Shopping Center. Tenant agrees to pay to Landlord promptly upon demand the amount of any increases in Landlord’s insurance premiums caused by Tenant’s violation of these restrictions, whether or not Landlord has consented to such act(s) by Tenant. If Tenant installs any electrical equipment in the Premises which overloads the electrical lines of the Premises, Tenant shall, at its expense, make any changes and install any fire extinguishing equipment required by Landlord’s insurance underwriters or applicable fire, safety and building codes and regulations. Nothing herein contained constitutes Landlord’s consent to such overloading.

11.3     Deliveries. Tenant shall use its best efforts to complete all deliveries, loading, unloading and services to the Premises before 10:00 a.m. each day. Tenant shall attempt to prevent any delivery trucks or other vehicles servicing the Premises from parking or standing in front of, or at the rear of, the Premises from 10:00 a.m. to 9:00 p.m. of each day. Landlord reserves the right to further regulate the activities of Tenant in regard to deliveries to and servicing of the Premises, and Tenant agrees to abide by such further non-discriminatory regulations of Landlord. Notwithstanding the foregoing, there shall be no limitation on the times for delivery by any armored car service.

12.      UTILITIES SERVICES.

12.1     Utilities Installation. Landlord agrees that to the extent provided for in Exhibit “C” hereof, it will initially make available to Tenant (i) facilities for the removal of sewage and the delivery to and distribution within the Premises of water, electricity, telephone service and natural gas (which shall be used by Tenant for cooking and demonstration of gas operated sales items only) [these facilities are collectively referred to in this Article 12 as “utilities”], and (ii) a heating, ventilation and air conditioning system (the “HVAC system”). Unless Landlord agrees otherwise, Tenant shall use only those utilities and any HVAC system provided for under Exhibit “C” to Serve the Premises. If required under Exhibit “C” a separate meter shall measure the consumption of utilities and/or the HVAC system.

If not required to be furnished by Landlord under Exhibit “C”, Tenant shall be responsible for obtaining any utilities and/or HVAC system required for Tenant’s business operations in the Premises.

12.2     Utilities and HVAC System Charges. Tenant shall pay for all utilities used by Tenant on the Premises from and after substantial completion of Landlord’s Work in the Premises. If Tenant’s utilities and/or HVAC system are separately metered, Tenant shall pay directly to the appropriate utility company the cost of all such utilities used on the Premises. If any of Tenant’s utilities and/or HVAC system are furnished by Landlord without separate metering, then during the Term Tenant shall pay as additional rent, monthly in advance, a utilities charge to reimburse Landlord for any such utilities furnished by Landlord to the Premises. This utilities charge shall, at Landlord’s election, be established (a) by an estimate of usage made from time to time by Landlord’s engineer or the appropriate utility company, and initially based on a typical store layout comparable to Tenant’s proposed use of the Premises, or (b) a percentage of such total utility costs equal to a fraction, the numerator of which is the Floor Area of the Premises, and the denominator of which is the Floor Area of Shopping Center actually being furnished with utility service by Landlord at the time of billing. If Tenant’s Premises is not separately metered, such utilities and/or HVAC charges may be billed with Tenant’s share of Common Area Costs under Section 25.3. The utilities charge to Tenant hereunder for utilities furnished by Landlord shall be based on utility rates which do not exceed those charged by the local public utility company for services it would otherwise furnish directly to Tenant. If the Premises are not initially separately metered, Landlord shall have the right, at its expense, to install separate meters for the Premises at any time during the Term.

12.3     Failure to Pay. If Tenant fails to pay any amount due to Landlord hereunder within 10 days after receipt by Tenant of a bill therefor, Landlord may (in addition to all other rights and remedies provided herein for breach of this Lease and if permitted by law) cut off and discontinue, upon 5 days’ advance notice to Tenant and opportunity to cure, any such utilities furnished to the Premises by Landlord until all such amounts are paid in full.

12.4     No Landlord Liability. Landlord shall not be liable in damages or otherwise for any failure or interruption of (i) any utility service being furnished to the Premises, or (ii) operation of the HVAC system, if any. No such failure or interruption shall entitle Tenant to terminate this Lease or stop making any Rent or other payments due hereunder.

13.      INDEMNITY BY TENANT.

Tenant shall indemnify and hold Landlord harmless from any and all costs, claims or liability of any kind arising out of: (a) Tenant’s use and occupancy of the Premises, (b) the conduct of Tenant’s business or any work, activity or other things allowed or permitted by Tenant to be done in or on the Premises; (c) any breach or default in the performance of any of Tenant’s obligations under this Lease; (d) any misrepresentation or breach of warranty by Tenant under this Lease; and/or (e) any other acts or omissions of Tenant, its agents, employees, invitees or contractors. Tenant shall, at Tenant’s expense, and by counsel satisfactory to Landlord, defend Landlord in any action or proceeding arising from any such claim or liability and shall indemnify Landlord from and against all costs, attorney’s fees, expert witness fees and any other expenses incurred in such action or proceeding. As a material part of the consideration for Landlord’s execution of this Lease, Tenant hereby assumes all risk of damage to property or injury to persons in, on or about the Premises from any cause, and Tenant hereby waives all claims in respect thereof against Landlord, except for any claim arising out of Landlord’s gross negligence or willful misconduct.

14.      INSURANCE — WAIVER OF SUBROGATION.

14.1     Tenant’s Insurance Obligations. Tenant shall, from and after the earlier of (a) substantial completion of Landlord’s Work in the Premises, or (b) commencement of any of Tenant’s Work in the Premises, and for the reminder of the Lease Term maintain, at its expense, the following types of insurance coverage, in the amounts specified and in the forms hereinafter provided for:

(i)        LIABILITY INSURANCE. Commercial general liability insurance (sometimes known as comprehensive general liability insurance) insuring Tenant against liability for bodily injury, property damage (including loss of use of property) and personal injury arising out of the operation, use or occupancy of the Premises. Such policy shall be an occurrence form and shall include Owner’s and Contractor’s Protective Liability with respect to construction of improvements by Tenant on the Premises. Tenant shall name Landlord as an additional insured under such policy. The initial amount of such insurance shall be not less than $1,000,000 per occurrence. The liability insurance obtained by Tenant under this Section 14.1 (i) shall (1) be primary and non-contributing; (2) contain cross-liability endorsements; and (3) Insure Landlord against Tenant’s performance under Article 13(a), (b) and (e) if the matters giving rise to the indemnity under Article 13 result from the negligence of Tenant. The amount and coverage of such insurance shall not limit Tenant’s liability nor relieve Tenant of any other obligation under this Lease.

(ii)       PLATE GLASS. Insurance covering the full replacement cost of all plate glass on the Premises. Tenant shall have the option to self-insure this risk.

(iii)      TENANT IMPROVEMENTS. Insurance covering all of the items specified as “Tenant’s Work” in Exhibit “C”, Tenant’s leasehold improvements, alterations, additions or improvements permitted under Article 16, and trade fixtures, merchandise and personal property from time to time in, on or upon the Premises. Such insurance shall cover not less than 100% of the full replacement cost of the foregoing from time to time during the Term, and shall provide protection against any peril included within the classification of fire, extended coverage, sprinkler leakage, vandalism, theft, malicious mischief and special extended perils (all risk). Any policy proceeds shall be used for the repair or replacement of the property damaged or destroyed unless this Lease is terminated under the provisions of Article 23 hereof.

(iv)      GENERAL INSURANCE PROVISIONS.

(a) Any insurance required to be maintained by Tenant hereunder shall include a provision which requires the insurance carrier to give Landlord not less than thirty (30) days’ written notice prior to any cancellation or modification of such coverage.

(b) A certificate of the insurer or the insurer’s legal representative evidencing the existence and amount of each insurance policy required of Tenant hereunder shall be delivered to Landlord before the date Tenant is first given the right of possession of the Premises, and thereafter at least 30 days prior to the expiration of any such policy. Landlord may, at any time and from time to time, inspect and/or copy any insurance policies required to be maintained by Tenant hereunder. No such policy shall be cancellable except after 30 days’ written notice to Landlord. If Tenant fails to deliver any such evidence of insurance to Landlord required under this Lease within the prescribed time period or if any such policy is cancelled or modified during the Lease Term without Landlord’s consent, Landlord may obtain such insurance coverage, in which case Tenant shall reimburse Landlord for the cost of such insurance within fifteen (15) days after receipt of a statement therefor.

(c) All insurance shall be maintained with companies holding a “General Policy Rating” of A-XII or better, as set forth in the most current issue of “Best’s Key Rating Guide.” Landlord and Tenant acknowledge the insurance markets are rapidly changing and that insurance in the form and amounts described in this Section 14.1 may not be available in the future. Tenant acknowledges that the insurance described in this Section 14.1 is for the primary benefit of Landlord. If at any time during the Lease Term, Tenant is unable to maintain the insurance required under the Lease, Tenant shall nevertheless maintain insurance coverage which is customary and commercially reasonable in the insurance industry for Tenant’s type of business, as that coverage may change from time to time. Landlord makes no representation as to the adequacy of such insurance to protect Landlord’s or Tenant’s interests. Therefore, Tenant shall be responsible for obtaining any such additional property or liability insurance which Tenant deems necessary to protect Landlord and Tenant.

14.2     Landlord’s Insurance Obligations. Landlord shall, in connection with its ownership and operation of the Shopping Center, at all times from and after commencement of Landlord’s Work in the Premises, maintain in effect policies of insurance providing protection against the following liabilities and/or risks: (a) commercial general liability insurance in an amount not less than $1,000,000.00 combined single limit for bodily injury and property damage, and (b) fire and extended coverage insurance (including coverage for Common Area sprinkler damage, vandalism and malicious mischief, and, if required by any lender holding a security interest in the Shopping Center or if deemed necessary by Landlord, flood and earthquake insurance) on the Building and Shopping Center in an amount not less than their full replacement cost (exclusive of the cost of excavations, foundations and footings) from time to time during the Term. The types and coverages of insurance maintained by Landlord hereunder shall be subject to such further requirements as may be imposed by Landlord’s lender. Landlord shall also have the right to maintain such additional types and coverages of insurance (including business interruption insurance) as are customary, prudent or reasonable for shopping centers similar to the Shopping Center. Landlord’s obligation to carry the insurance provided for herein may be satisfied by blanket policies if the coverage required hereunder is satisfied.

14.3     Waiver of Subrogation. Landlord and Tenant (for themselves and their insurers) each hereby waive all rights of recovery against the other and against the officers, employees, agents and representatives of the other, against any of the parties to the REA referred to in Article 15 hereof (the “Parties”) and against other tenants of the Shopping Center (provided such Parties and other tenants have waived such rights against Landlord and Tenant), on account of any loss by or damage to the waiving party or its property or the property of others under its control (including as to Tenant the Premises and its contents, and as to Landlord the other portions of the Shopping Center), arising from any risk generally covered by fire and extended coverage insurance. The foregoing waivers of subrogation shall be required hereunder only if (a) then available in the State where the Shopping Center is located, and (b) such waiver does not invalidate the applicable policy.

15.      TITLE OF LANDLORD.

Landlord’s estate in the Shopping Center and Tenant’s leasehold estate in the Premises is subject to the liens or restrictions of (a) any matters or documents of record (the “Matters of Record”), including the effect of any covenants, conditions, restrictions, easements, mortgages or deeds of trust, ground leases, rights of way or any construction, operation and reciprocal easement agreement (the “REA”); and (b) the effect of any zoning laws of the City, County and State where the Shopping Center is located. Tenant agrees that (i) Tenant and all persons in possession of Tenant’s leasehold estate or holding under Tenant will conform to and will not violate the terms of any REA or any other Matters of Record, and (ii) this Lease is subordinate to the REA, if any, and any amendments or modifications thereto. If the REA, if any, is not of record as of the date of this Lease, then this Lease shall automatically become subordinate to the REA upon recordation of the REA. Tenant agrees to execute and return to Landlord within 10 days after written demand therefor by Landlord, an agreement in recordable form satisfactory to Landlord subordinating this Lease to the REA. Any REA shall not prevent Tenant from using the Premises for the purposes set forth in Tenant’s Use Clause.

16.      TENANT’S RIGHT TO MAKE ALTERATIONS.

16.1     Permitted Improvements. Subject to the terms of this Article 16, Tenant may from time to time after completion of Tenant’s Work and at its own expense, make alterations, additions, Improvements and changes (individually and collectively referred to in this Article 16 as “improvement(s)” In and to the interior of the Premises after first giving notice to Landlord of the improvement work proposed to be done and providing Landlord with all plans for such proposed improvement work. Tenant may not make any improvement which reduces the value of the Premises or is of a structural nature. No single improvement costing more than $500.00 may be made without first obtaining the written approval of Landlord. In addition, no improvement shall be made to any storefront, mechanical system, or exterior wall or to the roof of the Premises, nor shall Tenant erect any mezzanine or increase the size of an existing mezzanine, unless and until the written consent and approval of Landlord is first obtained.

No penetration into or through the roof or floor of the Premises may be made without Landlord’s prior written approval of the reason for such penetration and the method by which it is to be done. If Landlord approves any such penetration, Landlord shall have the absolute right to select and supervise the contractor performing such penetration. Tenant shall be liable for any damage caused by any such penetration, whether or not so approved by Landlord.

Tenant shall reimburse Landlord for all costs incurred by Landlord (including architect’s and/or engineer’s fees) in approving Tenant’s plans for improvements and for reasonable costs incurred by Landlord in supervising any improvement work required to be approved by Landlord hereunder.

16.2     Construction Requirements. All improvements to be made to the Premises which require the approval of Landlord shall be performed under the supervision of a competent architect or competent licensed structural engineer and shall be made in accordance with plans and specifications first approved in writing by Landlord before the commencement of work. All improvements shall be constructed in a good and workmanlike manner in accordance with all applicable laws (including any laws relating to the use of hazardous materials, such as asbestos containing materials) and diligently completed. Before commencement of any construction, Tenant shall deliver a copy of the building permit to Landlord and shall provide Landlord with a list of all contractors or subcontractors being used. Upon completion of such improvements, Tenant shall file a Notice of Completion for record in the office of the County Recorder where the Shopping Center is located, as required or permitted by law. Tenant shall provide Landlord with “as built” plans, copies of all construction contracts, and proof of payment for all labor and materials in connection with any improvements made to the Premises. Upon expiration or earlier termination of this Lease, such improvements shall become a part of the Premises and shall not be removed by Tenant. In constructing such improvements, Tenant shall have the work performed in such a manner as not to obstruct access to the premises of any other tenant in the Shopping Center.

16.3     Insurance Requirements. If Tenant makes any permitted improvements to the Premises under the provisions of this Article 16, Tenant shall carry insurance covering any such improvements satisfying the requirements of Section 14.1(III). It is expressly understood and agreed that no such improvements will be insured by Landlord under the insurance it may carry upon the Building or Shopping Center, nor shall Landlord be required to reinstall any such improvements made by Tenant under any provision of Article 23 for reconstruction of the Premises.

17.      MECHANICS’ LIENS.

17.1     Tenant’s Covenants. Tenant shall pay all costs for work done by or for Tenant in the Premises (other than Landlord’s Work), and Tenant shall keep the Premises, Building and Shopping Center free of all mechanics’ liens and other liens on account of work done for Tenant. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all liability, loss, damage, costs, attorneys’ fees and all other expenses on account of claims of lien of laborers or materialmen or others for work performed or materials or supplies furnished to or for Tenant or persons claiming under Tenant. In addition, Tenant shall keep Tenant’s leasehold interest and any of those improvements to the Premises which are or become property of Landlord pursuant to this Lease free of all attachment or judgment liens. Prior to commencing any work in or to the Premises (including the supply of any labor, services or materials for the construction of improvements in the Premises under Article 16 or Exhibit “C”), Landlord may require Tenant to provide demolition and/or lien and completion bonds in form and amount satisfactory to Landlord.

17.2     Tenant’s Contest of Lien. If Tenant desires to contest any claim of lien arising from work done by or for Tenant in the Premises, Tenant shall first furnish Landlord adequate security in the amount of the claim, plus estimated costs and interest, or a bond of a responsible corporate surety in such amount, conditioned on the discharge of the lien. If a final judgment establishing the validity or existence of any such lien for any amount is entered. Tenant shall immediately pay and satisfy such judgment.

17.3     Landlord’s Right to Cure. If Tenant is in default in paying any charge for which a lien claim and suit to foreclose the lien have been filed, and Tenant has not given Landlord adequate security to protect the Premises, the property therein, and the Building, Shopping Center and Landlord from liability for such claim of lien, Landlord may (but shall not be required to) pay the claim and any associated costs, and the amount so paid, together with reasonable attorneys’ fees incurred in connection with such payment shall be immediately due and owing from Tenant to Landlord. Tenant shall pay the amounts so owed to Landlord with interest at the maximum lawful rate from the date of Landlord’s payment.

17.4     Notice of Lien. If any claim of lien is filed against the Premises or any action affecting the title to the Premises or the property therein is commenced, the party receiving notice of such lien or action shall immediately give the other party written notice thereof.

17.5     Notice of Non-Responsibility. Landlord or its representatives shall have the right to enter and inspect the Premises at all reasonable times and shall have the right to post and keep posted thereon notices of non-responsibility, or such other notices which Landlord deems proper for the protection of Landlord’s interest in the Premises. Tenant shall, before commencing any work which might result in the filing of a lien, give Landlord written notice of its intention to so commence work in sufficient time to enable Landlord to post such notices.

18.      ADVERTISING MEDIA.

19.      FIXTURES AND PERSONAL PROPERTY.

19.1     Removal and Replacement. All of Tenant’s trade fixtures, furnishings, furniture, signs and other personal property not permanently affixed to the Premises (collectively referred to as “Personal Property”) shall be in good condition when installed in or attached to the Premises by Tenant and shall remain the property of Tenant. If Tenant is not then in default under the terms of this Lease, Tenant shall have the right to remove its Personal Property from the Premises, including without limitation, counters, shelving, showcases, mirrors and other movable Personal Property, but prior to the expiration of the Term Tenant may not remove so much of its Personal Property without immediately replacing it with comparable or better quality Personal Property, as to render the Premises unsuitable for conducting the business specified in Tenant’s Use Clause. Tenant shall, at its expense, immediately repair any damage to the Premises resulting from removal of its Personal Property, and on the expiration or earlier termination of the Term shall leave the Premises in a neat and clean condition, free of debris.

19.2     Fixtures. All improvements to the Premises made by or for Tenant, excluding Tenant’s Personal Property, but including mechanical systems, light fixtures, floor coverings and partitions and all other items comprising Tenant’s Work pursuant to Exhibit “C” (collectively referred to as “Fixtures”), shall become the property of Landlord upon expiration or earlier termination of this Lease.

19.3     Personal Property Taxes. Tenant shall pay before delinquency all taxes (including sales and use taxes), assessments, license fees and public charges levied, assessed or imposed upon its business operations, merchandise, trade fixtures and/or Personal Property. If any such items of property are assessed with any Larger Parcel as defined in Section 9.3, Tenant shall pay Landlord the taxes attributable to Tenant’s personal property within 15 days after Tenant’s receipt of a written statement from Landlord setting forth such personal property taxes. Landlord shall reasonably determine the basis of prorating any such assessments and such determination shall be binding on Landlord and Tenant.  No taxes, assessments, fees or charges referred to and billed to Tenant under this paragraph shall be considered to be taxes under the provisions of Section 9.3 hereof.

20.      ASSIGNING, MORTGAGING, SUBLETTING, CHANGE IN OWNERSHIP.

20.1     One Year Prohibition Against Transfer. Landlord and Tenant acknowledge that the Shopping Center is an interdependent enterprise and that each party’s realization of the benefits of this Lease depends upon Tenant’s creating and maintaining a successful and profitable retail operation in the Premises. Landlord and Tenant further acknowledge that the character and quality of Tenant’s operation, and of the Shopping Center, will be enhanced by Tenant’s use of its best efforts, for a reasonable period of time, to establish a successful business and business image. Landlord and Tenant further agree that one year is a reasonable period of time to attempt to achieve this goal. Accordingly, Tenant agrees that for a period of one year from the date Tenant initially opens to the public for business in the Premises (the “Occupancy Period”), Tenant shall not, and shall not have the power to, transfer or assign this Lease, sublet the Premises, enter into license or concession agreements, or change ownership (such transactions are hereinafter individually and collectively referred to as a “Transfer”), without first procuring the written consent of Landlord, which may be given or withheld in Landlord’s sole discretion. After the expiration of the Occupancy Period, Landlord’s consent to any Transfer shall not be unreasonably withheld, subject to the terms, covenants and conditions contained below.

20.2     Restrictions on Transfer. If after expiration of the Occupancy Period Tenant desires to effect a Transfer to anyone (a “Transferee”) other than a successor, subsidiary, affiliated or controlling corporation of Tenant (an “Affiliate”), Tenant shall give written notice (“Transfer Notice”) to Landlord at least 60 days before the effective date of any such proposed Transfer. The Transfer Notice shall state (a) whether Tenant proposes to assign the Lease, sublet the Premises, enter into a license or concession agreement or change ownership, (b) the proposed effective date of the Transfer, (c) the identity of the proposed Transferee, (d) all other material terms of the proposed Transfer, and (e) in detail the type of business operation the proposed Transferee Intends to conduct on the Premises. The Transfer Notice shall be accompanied by a copy of the proposed agreement documenting the Transfer, or if none, a copy of any offers, draft agreements, letters of commitment or intent and other documents pertaining to the proposed Transfer. In addition, the Transfer Notice shall be accompanied by the proposed Transferee’s income statements and balance sheets covering the preceding 36-month period, and each shall be certified as accurate by the Transferee. Landlord may, at any time within 30 days after its receipt of Transfer Notice, grant or withhold consent to such proposed Transfer (which consent shall not be unreasonably withheld under the business judgment standards set forth in Section 20.3 below) by mailing written notice to Tenant of its decision (“Decision Notice”). If Landlord consents to the proposed Transfer Tenant may thereafter promptly effect a Transfer in accordance with the terms of Tenant’s Transfer Notice.

If Landlord consents to the proposed Transfer and Tenant does not consummate the proposed Transfer within 30 days after receipt of Decision Notice, the provisions of the first paragraph of this Section 20.2 shall again apply.

20.3     Grounds for Withholding Consent. Landlord may withhold consent to a proposed Transfer if, in Landlord’s reasonable business judgment, any of the following is the case: (i) the proposed Transfer may result in deterioration in the quality of merchandising operation conducted in the Premises, as compared to the merchandising operation conducted by Tenant prior to the date of Transfer Notice; (ii) the proposed Transferee lacks a good business reputation or sufficient relevant business experience; (iii) the financial worth of the proposed Transferee as of the date of Transfer Notice is less than the combined financial worth of Tenant and Tenant’s guarantor (if any) as of either the date of this Lease or the date of Transfer Notice; (iv) the proposed Transferee’s proposed use of the Premises conflicts with Tenant’s Use Clause or is otherwise incompatible with the tenant mix of the Shopping Center; (v) the annual percentage rent Landlord reasonably anticipates receiving from the proposed Transferee is significantly less than the annual percentage rent Landlord could reasonably anticipate receiving from Tenant; or (vi) the proposed Transfer would breach any covenant of Landlord respecting radius restrictions, use or exclusivity rights in any other lease, or any financing or other agreement relating to the Shopping Center. Any attempted or purported Transfer without Landlord’s written consent shall be void and of no force or effect.

20.4     No Release from Liability. No Transfer, whether with or without Landlord’s consent, shall relieve Tenant or any guarantor of Tenant’s obligations under this Lease, from its covenants and obligations hereunder during the Term. Tenant shall, promptly upon demand, reimburse Landlord for Landlord’s reasonable attorneys’ fees incurred in conjunction with the processing and documentation of any requested Transfer. Landlord’s cost for consent shall not exceed $750.00.

20.5     Transferee’s Obligations. Each Transfer to which Landlord has consented shall be evidenced by a written instrument in form satisfactory to Landlord, and executed by Tenant and the Transferee. Each such Transferee shall agree in writing for the benefit of Landlord to assume, be bound by, and perform the terms, covenants and conditions of this Lease to be performed, kept or satisfied by Tenant, including the obligation to pay to Landlord all amounts coming due under this Lease. One fully executed copy of such written instrument shall be delivered to Landlord. Failure to obtain in writing Landlord’s prior consent or otherwise comply with the provisions of this Article 20 shall prevent any Transfer from becoming effective.

20.6     Division of Profit Between Landlord and Tenant. Any sums or other economic consideration received by Tenant as a result of a Transfer, however denominated, which exceed, in the aggregate, (i) the total sums which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to any portion of the Premises subleased), plus (ii) the unamortized value of leasehold improvements to the Premises paid for by Tenant prior to the date of Transfer Notice, depreciated on a straight-line basis over the Term, plus (iii) any real estate brokerage commissions or fees payable by Tenant in connection with such Transfer, plus (iv) costs of renovation or construction of improvements to the Premises for the benefit of the Transferee required to be paid for by Tenant as a part of the Transfer, shall be divided equally between Landlord and Tenant. Landlord’s share of such profit shall be paid to Landlord promptly following its receipt, as additional rent under this Lease. Such payments shall not affect or reduce any other obligations of Tenant hereunder. Landlord shall have the right to audit Tenant’s books and records during normal business hours at either the Premises or Tenant’s principal place of business upon 48 hours’ advance written notice for the purpose of verifying Tenant’s compliance with its obligations hereunder. Notwithstanding the foregoing, no profit shall be due Landlord for a sublease of 200sf or less.

20.7     Further Restrictions. Tenant shall not, without the prior written consent of Landlord (which consent may be granted or withheld in Landlord’s sole discretion), mortage or hypothecate this Lease or any interest herein. Tenant shall not permit the Premises to be used by any party other than Tenant or a permitted Transferee. Any of the foregoing acts without such consent shall be void and shall, at the option of Landlord, terminate this Lease. For purposes of this Article 20, if Tenant is a partnership, any withdrawal(s) or change(s) of partners cumulatively owning a 50% or more interest in the partnership, or if Tenant is a corporation, any transfer(s) cumulating 50% or more of its stock, shall constitute a voluntary Transfer and shall be subject to the provisions hereof. This Lease shall not, nor shall any interest of Tenant herein, be assignable by operation of law without the written consent of Landlord.

21.      TENANT’S CONDUCT OF BUSINESS.

21.1     Tenant’s Operating Covenants. Tenant agrees that from and after its initial opening for business it shall, subject to the provisions of Section 23.5 hereof, operate and conduct its business in the Premises during all Shopping Center Business Hours (as hereinafter defined) and in accordance with the provisions of this Lease. Tenant shall at all times keep and maintain in the Premises an adequate stock of merchandise and trade fixtures to satisfy the usual and ordinary demands and requirements of its customers and shall keep the Premises in a neat, clean and orderly condition.

21.2     Hours and Days of Operation. Tenant shall maintain hours of operation which are customary in the banking industry.

21.3     Radius Provision.

22.      REPAIR AND MAINTENANCE OF THE PREMISES.

22.1     Tenant’s Obligations. Tenant shall, at its expense and at all times from and after substantial completion of the Premises, repair, replace and maintain in good and tenantable condition, the Premises and every part thereof (except portions of the Premises to be maintained by Landlord under Section 22.2), including without limitation, the utility meters, pipes and conduits serving the interior of the Premises, all fixtures, the storefront, plate glass, all signs, locks and closing devices, all window sashes, casements or frames, doors and door frames, security grilles or similar enclosures, floor coverings, including carpeting, terrazzo or other special flooring, all other equipment installed in the Premises, and all such items of repair, maintenance, alteration and improvement or reconstruction to the Premises as may at any time or from time to time be required by any governmental agency having jurisdiction thereof. All exterior and interior glass in the Premises shall be maintained by Tenant and any glass broken shall be promptly replaced by Tenant at its expense with glass of the same kind, size and quality.

Tenant shall, at Tenant’s expense, contract with a qualified service company for the monthly maintenance of the HVAC system serving the Premises. Promptly after entering into a maintenance contract with a qualified HVAC system service company, Tenant shall deliver to Landlord a true and correct copy of such maintenance contract.

Upon surrender of the Premises, Tenant shall deliver the Premises to Landlord in good order, condition and repair, but Tenant shall not be responsible for ordinary wear and tear to the Premises, damage due to insured casualty losses covered by Article 23 or for any items of repair which are Landlord’s obligation under Section 22.2.

22.2     Landlord’s Obligations. Subject to Tenant’s obligations under Section 22.1 and Landlord’s further obligations, if any, under Section 25.2, Landlord shall, at the expense of Tenant and all other tenants of the Shopping Center, repair and maintain in good and tenantable condition the roof, exterior walls, structural parts of the Premises and Building (including the structural floor) serving the Premises. Landlord shall bill Tenant for Tenant’s Proportionate Share of the cost of such repairs and maintenance as a part of Common Area Costs under Article 25 hereof, except for any costs or expenses relating to HVAC.

Notwithstanding anything to the contrary contained herein, (1) Tenant shall be responsible for the cost of repairs to the HVAC system serving the Premises (which Landlord may bill to Tenant as a part of Common Area Costs under Article 25 hereof), and (2) Tenant shall be responsible at its expense for making any repairs necessitated by reason of the negligence of Tenant, or by reason of the failure of Tenant to perform or observe any of its obligations under this Lease or by reason of alterations, additions, or improvements to the Premises made by Tenant. Notwithstanding the foregoing, Landlord shall have the right (but shall not be required to) make such repairs so necessitated by Tenant. If Landlord elects to make such repairs on Tenant’s behalf, Tenant shall pay to Landlord any such costs incurred by Landlord promptly following receipt of a bill therefor.

It is understood and agreed that Landlord is under no obligation to make any repairs, alterations, replacements or improvements to the Premises or the mechanical equipment exclusively serving the Premises at any time except as expressly set forth in this Lease.

Notwithstanding anything to the contrary contained in this Lease, Landlord shall not be liable to Tenant for failure to make repairs required of Landlord hereunder unless Tenant has previously notified Landlord in writing of the need for such repairs and Landlord has failed to commence and complete those repairs within a reasonable period of time following receipt of Tenant’s notice.

22.3     Tenant’s Failure to Maintain Premises. If Tenant fails to repair or maintain the Premises, or any part thereof, in a manner reasonably satisfactory to Landlord, Landlord shall have the right (in addition to all other rights and remedies provided herein for breach of this Lease), upon giving Tenant reasonable written notice of its election to do so (and opportunity to cure), to make such repairs or perform such maintenance on behalf of and for the account of Tenant. In such event the cost of such work shall be paid to Landlord by Tenant promptly following receipt of a bill therefore.

22.4     Landlord’s Right of Entry. Landlord or its authorized representatives may enter the Premises at all times during Shopping Center Business Hours to inspect the Premises, make repairs to the Premises authorized hereunder or perform any work therein (i) needed to comply with any laws, ordinances, rules or regulations of any public authority or the Insurance Services Office or any similar body, (ii) that Landlord deems necessary to prevent waste or deterioration in or to the Premises if Tenant fails to make repairs or perform required work promptly after receipt of written demand from Landlord, or (iii) that Landlord deems necessary in connection with the expansion, reduction, remodeling, or renovation of any portion of the Shopping Center. Nothing herein implies any duty of Landlord to do any such work which, under any provision of this Lease, Tenant is required to do, nor shall Landlord’s performance of any repairs on behalf of Tenant constitute a waiver of Tenant’s default in failing to do such work. No exercise by Landlord of any rights hereunder shall entitle Tenant to any compensation, damages or abatement of Rent for any injury or inconvenience occasioned by such exercise. If Landlord makes or performs any repairs provided for in (i) or (ii) above, Tenant shall pay the cost thereof to Landlord as additional rent promptly upon receipt of a bill therefor. SEE ADDENDUM.

23.      CASUALTY DAMAGE AND RECONSTRUCTION.

23.1     Insured Casualty. If the Premises are damaged by fire or other perils covered by Landlord’s fire and extended coverage insurance, then within 90 days after the date of such damage Landlord shall commence repair, reconstruction and restoration of the Premises and diligently complete such repairs, in which event this Lease shall continue in full force and effect. Notwithstanding the foregoing, if there is partial or total destruction of the Premises during the last 1 year of the Term, Landlord and Tenant shall each have the option to terminate this Lease by written notice to the other given within 30 days after such destruction. For purposes of this option “partial destruction” shall mean destruction to the extent of 50% or more of the full replacement cost of the Premises as of the date of destruction.

23.2     Uninsured Casualty. If the Premises are damaged to any extent by act of war, nuclear reaction, nuclear radiation or radioactive contamination, or from any other casualty not covered by Landlord’s fire and extended coverage insurance (including flood or earthquake damage if not covered under insurance maintained by Landlord), Landlord may within 90 days following the date of such damage, either (a) commence repair, reconstruction or restoration of the Premises and diligently complete it, in which event this Lease shall continue in full force and effect, or (b) elect not to repair, reconstruct or restore the Premises, in which event this Lease shall cease and terminate as of the date of destruction. In either such event Landlord shall give Tenant written notice of its election hereunder within said 90 day period.

23.3     Reconstruction Responsibilities. Any reconstruction of the Premises under this Article 23 shall conform to the provisions of Exhibit “C” and shall cover all work set forth therein as “Landlord’s Work” and “Tenant’s Work”. Landlord shall reconstruct the Premises only to the extent of Landlord’s Work. Tenant, at its expense, shall reconstruct all items set forth as Tenant’s Work, and shall replace its merchandise, trade fixtures, furniture, furnishings and equipment. SEE ADDENDUM Tenant shall commence reconstruction of Tenant’s Work promptly upon delivery to it of possession of the Premises by Landlord with Landlord’s Work substantially completed and shall diligently complete Tenant’s Work, replace its merchandise, trade fixtures, furniture, furnishings and equipment, and resume normal business operations in the Premises.

23.4     Release from Liability. Upon any termination of this Lease under any of the provisions of this Article 23 each party shall be released from further obligations to the other party under this Lease, except for any obligations which have previously accrued. In the event of termination of this Lease, all proceeds from Tenant’s fire and extended coverage insurance under Section 14.1 covering the items set forth as “Tenant’s Work” in Exhibit “C” and Tenant’s leasehold improvements, but excluding proceeds for trade fixtures, furnishings, furniture, merchandise, signs and other personal property, shall be paid to Landlord.

23.5     Abatement of Rent. In the event of reconstruction of the Premises under this Article 23, the Minimum Annual Rent otherwise payable under this Lease shall be abated proportionately with the degree to which Tenant’s use of the Premises is impaired. Such abatement shall commence on the date of destruction and continue during any period of reconstruction and replacement provided for in Section 23.3. Tenant shall continue to operate its business on the Premises during any such abatement period to the extent practical as a matter of prudent business management, and the obligation of Tenant to pay percentage rental and additional rent hereunder shall remain in full force and effect. Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises, Building, Shopping Center or Tenant’s personal property, or for any inconvenience or annoyance suffered by reason of damage or destruction thereto, or the reconstruction or replacement thereof.

23.6     Waiver of Statutory Rights of Termination. Tenant hereby waives any statutory rights of termination which may arise by reason of any partial or total destruction of the Premises, Building or Shopping Center which Landlord is obligated to restore or may restore under any of the provisions of this Lease.

24.      EMINENT DOMAIN.

24.1     Takings Resulting in Termination. If the entire Premises is appropriated or taken (a “taking”) under the power of eminent domain by any public or quasi-public authority (an “authority”), this Lease shall terminate as of the date of such taking. SEE ADDEND

If 25% or more of the Floor Area of the Premises is taken under the power of eminent domain by any authority, or if by reason of any taking, regardless of the amount taken, the remainder of the Premises is not one undivided parcel of property, either Landlord or Tenant may terminate this Lease as of the date Tenant is required to vacate a portion of the Premises, upon giving notice in writing of such election within 30 days after receipt by Tenant from Landlord of written notice that the Premises have been so taken. Landlord shall promptly give Tenant notice in writing of any taking after learning of it.

If more than 25% of the Floor Area of the Shopping Center or of the Common Areas is taken (whether or not the Premises are so taken) under the power of eminent domain by any authority, Landlord shall have the right to terminate this Lease as of the date any such areas are to be initially vacated by giving Tenant written notice of such election within 30 days of the date of such taking.

If this Lease is terminated as provided in this Section 24.1 Landlord and Tenant shall each be released from any further obligations to the other party under this Lease, except for any obligations which have previously accrued.

24.2     Takings Not Resulting In Termination. If both Landlord and Tenant elect not to exercise any right granted hereunder to terminate this Lease in connection with a taking, or the Lease is not terminable in connection with a taking, Tenant shall continue to occupy that portion of the Premises which was not taken, and (a) at Landlord’s cost and expense and as soon as reasonably possible, Landlord will restore the Premises on the land remaining to a complete unit of like quality and character as existed prior to such taking; and (b) the Minimum Annual Rental provided for in Section 3.h. and Article 9 shall be reduced on an equitable basis, taking into account the relative value of the portion of the Premises taken as compared to the portion remaining. Tenant hereby waives any statutory rights of termination which may arise by reason of any partial taking of the Premises under the power of eminent domain.

24.3     Award. If this Lease is terminated under Section 24.1, or modified under Section 24.2, Landlord shall be entitled to receive the entire condemnation award for the taking of all real property interests in the Premises except to the extent any portion of the award may be allocable to Tenant’s Work or any property of Tenant. The Rent and other charges for the last month of Tenant’s occupancy shall be prorated and Landlord shall refund to Tenant any Rent or other charges paid in advance. Notwithstanding the foregoing and provided Tenant’s award does not reduce or affect Landlord’s award, Tenant’s right to receive a condemnation award for the taking of its merchandise, Personal Property, goodwill, relocation expenses and/or interests in other than the real property taken shall not be affected in any manner by the provisions of this Section 24.3.

24.4     Transfer Under Threat of Taking. For the purposes of this Article 24, a voluntary sale or conveyance under threat of and in lieu of condemnation shall be deemed a taking under the power of eminent domain.

25.      COMMON AREAS.

25.1     Use of Common Areas. Tenant and its employees and invitees are, except as otherwise specifically provided in this Lease or the Shopping Center rules and regulations or as otherwise designated from time to time by Landlord, authorized to use the Common Areas in common with other persons during the Term. Landlord agrees that the Common Areas shall be initially constructed on the areas generally shown on Exhibit “A”, and, subject to the preceding sentence, shall be maintained and operated at all times following completion thereof for the benefit and/or use of the customers and patrons of Tenant and of other tenants, owners and occupants of the Shopping Center. The original construction and installation of the Common Areas shall be at Landlord’s expense.

25.2     Landlord’s Maintenance Responsibilities; Common Area Costs. Landlord shall keep the Common Areas and Shopping Center neat, clean and orderly, properly lighted and landscaped, and shall repair any damage to Common Area and Shopping Center facilities. Notwithstanding the foregoing, all expenses incurred by Landlord in connection with the operation, repair, cleaning and maintenance of the Common Areas and the Shopping Center (“Common Area Costs”) shall be charged and prorated in the manner set forth in this Article 25.

Common Area Costs shall include without limitation, all sums expended in connection with the Common Areas and Shopping Center for: general maintenance and repairs; resurfacing; painting; restriping; cleaning; trash removal; snow and ice removal; sweeping and janitorial services; lighting, HVAC and other utility expenses; maintenance, repair, cleaning and replacement of public toilets, music program equipment and loudspeakers, sidewalks, stairways, curbs, Shopping Center signs, sprinkler systems, planting and landscaping, floors, walls, ceilings, roofs, skylights, windows, directional signs, markers and bumpers, fire protection systems and equipment (including fire sprinklers), security systems, lighting systems and fixtures (including replacement of tubes and bulbs), storm drainage systems, plumbing, electrical, HVAC and other utility systems which do not exclusively serve the interior of tenants’ premises, and all mechanical equipment (including automatic door openers, escalators and elevators); personnel to implement the foregoing services, including, if Landlord deems necessary, the cost of security guards; all on-site costs and personnel expenses of Landlord incurred to manage the Shopping Center (which may be contracted for with third parties); all real (as generally defined in Section 9.3b of this Lease) and personal (as generally defined in Section 19.3 of this Lease) property taxes and assessments on the improvements and land comprising the Common Areas and Shopping Center or any personality in use on the Common Areas or Shopping Center; any sums paid to third parties for the purpose of seeking reduction of property taxes; any governmental imposition or surcharge imposed upon Landlord or assessed against any portion of the Common Areas or Shopping Center; depreciation on maintenance and operating machinery and equipment (if owned) and rental paid for such machinery and equipment (if rented); and premiums for adequate comprehensive general liability and property damage insurance covering Landlord’s ownership and operation of the Common Areas and Shopping Center, fire and extended coverage insurance on the Common Areas and the Shopping Center (which may include earthquake and flood damage endorsements) and vandalism and plate glass insurance covering the Common Areas and Shopping Center. Common Area Costs shall also include a charge for appropriate reserves for the costs of repainting, re-roofing and resurfacing Common Areas. In addition, Common Area Costs shall include a sum to be payable to Landlord for supervision of the Common Areas and for accounting, bookkeeping and collection of Common Area Costs, in an amount equal to 10% of the total of all of the foregoing Common Area Costs incurred in each calendar year. Landlord may have any or all services and management performed in connection with the Common Areas and Shopping Center provided by an independent contractor(s). Landlord represents that it does not presently carry earthquake insurance. If in the future earthquake insurance is required by law or lender, premiums shall be prorated as set forth herein.

If Landlord acquires, constructs or makes available for Common Area purposes land or improvements not shown as part of the Shopping Center on Exhibit “A”, then Common Areas Costs shall also include all of the expenses itemized above incurred and paid in connection with such additional land or improvements.

25.3     Method of Payment. Portions of the Shopping Center may be owned or leased by the occupants of those buildings designated by Landlord as a “Major Store” on Exhibit “A” (hereinafter referred to as the “Major Store Occupants”). The contributions of the Major Store Occupants towards the Common Area Costs shall be credited toward payment of the entirety of the Common Area Costs and the balance of the Common Area Costs shall be prorated among the other tenants of the Shopping Center in the following manner:

(i)        From and after the date Rent has commenced, and thereafter during the Term, Tenant shall pay to Landlord, on the first day of each calendar month, an amount estimated by Landlord to be Tenant’s Proportionate Share of Common Area Costs for the period covered by such estimate. This estimated monthly charge may be adjusted by Landlord at the end of any calendar month on the basis of Landlord’s experience and reasonably anticipated Common Area Costs.

(ii)       Within 60 days following the end of each calendar year (or as soon thereafter as possible), Landlord shall furnish Tenant with a statement showing the actual total of Common Area Costs for the preceding year, the actual amount of Tenant’s Proportionate Share of Common Area Costs for that year and the payments made by Tenant for that year under subparagraph (i) above. If Tenant’s Proportionate Share of Common Area Costs exceeds the estimated payments made by Tenant under subparagraph (i) above, Tenant shall pay Landlord the deficiency within 10 days after receipt of such statement. If Tenant’s estimated payments exceed Tenant’s Proportionate Share of Common Area Costs, Tenant may offset the excess against payments thereafter coming due under subparagraph (i) above or receive a refund following the expiration of the Term. There shall be an appropriate adjustment of Tenant’s Proportionate Share of Common Area Costs as of the commencement of Rent and expiration of the Term. Landlord’s and Tenant’s obligations hereunder shall survive expiration of the Term.

Tenant’s failure to pay any sums due hereunder shall constitute a default under this Lease equivalent to a failure to pay Minimum Annual Rent when due.

25.4     Control of Common Areas. Landlord shall have the right at all times to determine the nature and extent of the Common Areas and to make changes from time to time which in Landlord’s opinion are desirable and in the best interests of all persons using the Common Areas. Landlord’s rights hereunder include without limitation, the right to install, remove, relocate and change driveways, entrances, exits, automobile parking spaces, the direction and flow of traffic, prohibited areas, landscaped areas, utilities and all facilities of the foregoing.

Landlord shall have exclusive control of the Common Areas, and may, without limitation, lease space within the Common Areas to tenants for the sale of merchandise or services, and permit advertising displays, educational displays and entertainment in the Common Areas; provided, however, none of the foregoing shall materially adversely affect the visibility or accessibility of the Premises. Landlord may at any time and from time to time during the Term exclude and restrain any person from use or occupancy of the Common Areas, except for bona fide customers, patrons and service suppliers of Tenant and other tenants and occupants of the Shopping Center who use the Common Areas in accordance with the rules and regulations then established by Landlord. The rights of Tenant under this Article 25 shall at all times be subject to the rights of Landlord, the other tenants of Landlord and the other owners and occupants of the Shopping Center to use the Common Areas in common with Tenant. Tenant shall not create or permit any obstructions in the Common Areas and shall permit its customers, patrons and service suppliers to use the Common Areas only for normal parking and ingress and egress to and from the Building occupied by Tenant.

25.5     Rules and Regulations. Landlord shall have the right to establish, and from time to time change, alter and amend, and to enforce against Tenant and the other users of the Common Areas, such reasonable rules and regulations (including the exclusion of employees’ parking from Common Areas) as Landlord may deem necessary or advisable for the proper and efficient operation and maintenance of the Common Areas and Shopping Center. The rules and regulations may include, without limitation, the hours during which the Common Areas, including any enclosed mall, shall be open for use. If incorporated as a part of this Lease as of the effective date of this Lease, Tenant shall comply with the Rules and Regulations attached to this Lease as Exhibit “B”.

25.6     Employee Parking. Landlord shall at all times have the right to designate a particular parking area to be used by employees of Tenant and other occupants of the Shopping Center and any such designation may be changed by Landlord from time to time. Tenant and its employees shall park their cars only in those portions of the Common Areas, if any, designated for that purpose by Landlord. Tenant shall furnish Landlord from time to time with an accurate current list of its and all its employees’ automobile license plate numbers within 15 days after taking possession of the Premises and thereafter within 5 days after any change in the accuracy of the list. If Tenant or its employees fail to park their cars in designated parking areas, Landlord may charge Tenant $25.00 per day per car for each such violation and shall have the right to have any such car towed away. All amounts due under the provisions of this Section 25.6 shall be payable by Tenant within 10 days after demand by Landlord.

26.      DEFAULTS BY TENANT.

26.1     Events of Default. Each of the following shall constitute a material default and breach under this Lease:

(a)       If Tenant is at any time in default of its obligation to pay any Rent or other charges, and such default continues for more than 10 days after written notice of such default;

(b)       If Tenant is in default in the prompt and full performance of any other of its obligations under this Lease and such default continues more than 30 days after written notice specifying the particulars of such default;

(c)       If Tenant vacates or abandons the Premises or otherwise fails to occupy and operate the Premises in accordance with Article 21;

(d)       (i) If Tenant or any guarantor of this Lease makes a general assignment or general arrangement for the benefit of creditors; or (ii) if a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against Tenant or any guarantor and is not dismissed within thirty (30) days; or (iii) if a trustee or receiver is appointed to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease and possession is not restored to Tenant within thirty (30) days; or (iv) if substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease is subjected to attachment, execution or other judicial seizure which is not discharged within thirty (30) days. If a court of competent jurisdiction determines that any of the acts described in this subparagraph (d) is not a default under this Lease, and a trustee is appointed to take possession of Tenant’s assets or if Tenant remains a debtor in possession and such trustee or Tenant transfers Tenant’s interest in this Lease, then Landlord shall receive, as additional rent, the excess, if any, of the rent (or any other consideration) paid in connection with such assignment or sublease over the Rent payable by Tenant hereunder; or

(e)       If any guarantor of the Lease revokes or otherwise terminates, or purports to revoke or otherwise terminate, any guaranty of all or any portion of Tenant’s obligations under the Lease. Unless otherwise expressly provided, no guaranty of the Lease is revocable.

26.2     Remedies Upon Breach of Lease. On the occurrence of any breach of this Lease by Tenant, Landlord may, at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have:

(a)       Terminate Tenant’s right to possession of the Premises and reenter the Premises by any lawful means, in which case this Lease shall terminate. In such case Tenant shall immediately surrender possession of the Premises to Landlord; or

(b)       Maintain Tenant’s right to possession of the Premises, in which case this Lease shall continue in effect whether or not Tenant has abandoned the Premises. In such event Landlord shall be entitled to enforce all Landlord’s rights and remedies under this Lease, including the right to recover the Rent as it becomes due and Landlord shall have the right to occupy or re-let the whole or any part of the Premises for the account of Tenant; or

(c)       Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state in which the Shopping Center is located.

If Landlord reenters the Premises under the provisions of subparagraph (b) above, Landlord shall not be deemed to have terminated this Lease, or the liability of Tenant to pay any Rent or other charges that are due or thereafter accruing, or Tenant’s liability for damages under any of the provisions hereof. In the event of any entry or taking possession of the Premises as aforesaid, Landlord shall have in addition to its rights under Section 26.4 hereof, the right, but not the obligation, to remove from the Premises any personal property located therein and to place it in storage at a public warehouse at the expense and risk of Tenant.

Notwithstanding any other term or provision hereof to the contrary, this Lease shall terminate on the occurrence of any act which affirms Landlord’s intention to terminate this Lease as provided in this Section 26.2, including the filing of an unlawful detainer action against Tenant. On such termination, Landlord’s damages for default shall include all costs and fees, including reasonable attorneys’ fees, incurred by Landlord in connection with the filing, commencement, pursuing or defending of any action in any bankruptcy court or other court with respect to the Lease, the obtaining of relief from any stay in bankruptcy restraining any action to evict Tenant, or the pursuing of any action with respect to Landlord’s right to possession of the Property. All such damages suffered (apart from Minimum Annual Rent and other Rent payable hereunder) shall constitute pecuniary damages which must be reimbursed to Landlord prior to assumption of the Lease by Tenant or any successor to Tenant in any bankruptcy or other proceeding.

Landlord’s exercise of any right or remedy shall not prevent it from exercising any other right or remedy.

It is understood and agreed that this Lease is a lease of real property in a shopping center within the meaning of 11 U.S.C. Section 365(b)(3) of the Bankruptcy Code.

26.3     Landlord’s Damages. If Landlord elects to terminate this Lease and Tenant’s right to possession of the Premises in accordance with the provisions of this Lease, Landlord may recover from Tenant as damages, all of the following:

(i)        The worth at the time of award of any unpaid Rent and other charges which has been earned at the time of such termination; plus

(ii)       The worth at the time of award of the amount by which the unpaid Rent and other charges which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves Landlord could have reasonably avoided; plus

(iii)      The worth at the time of award of the amount by which the unpaid Rent and other charges which Tenant would have paid for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided; plus

(iv)      Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including without limitation, any costs or expenses incurred by Landlord in (a) maintaining or preserving the Premises after such default, (b) recovering possession of the Premises, including reasonable attorneys’ fees therefor, (c) expenses of reletting the Premises to a new tenant, including necessary renovations or alterations of the Premises, reasonable attorneys’ fees incurred, and leasing commissions incurred; plus

(v)       Such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State where the Shopping Center is located.

As used in subparagraphs (i) and (ii) above, the “worth at the time of award” is computed by allowing interest on unpaid amounts at the rate of 10% per annum. As used in subparagraph (iii) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank located nearest to the Shopping Center in effect at the time of award, plus 1%.

For purposes of this Article 26, all Rent other than Minimum Annual Rent, shall, for purposes of calculating any amount due under the provisions of subparagraph (iii) above, be computed on the basis of the average monthly amount of Rent payable by Tenant during the immediately preceding 36 month period, except that if it becomes necessary to compute such rental before such 36 months of the Term has expired, then such Rent shall be computed on the basis of the average monthly amount of Rent payable during such shorter period.

26.4     Fixtures and Personal Property. In the event of Tenant’s default, all of Tenant’s merchandise, Fixtures and other Personal Property shall remain on the Premises, and during the period of default Landlord shall have the right to take the exclusive possession of such items and to use them free of charge until all defaults are cured, or, at Landlord’s option, to require Tenant to forthwith remove such items.

The rights and remedies given to Landlord in this Article shall be in addition and supplemental to all other rights or remedies which Landlord may have under the laws in force when the default occurs.

26.5     No Waiver. The waiver by Landlord of any breach by Tenant of any term, covenant or condition contained in this Lease shall not be deemed to be a waiver of such term, covenant or condition, of any subsequent breach thereof, or of any other term, covenant or condition of this Lease. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease or of any right of Landlord to a forfeiture of the Lease by reason of such breach, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent. No term, covenant or condition of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing and signed by Landlord.

27.      DEFAULTS BY LANDLORD.

If Landlord fails to perform any covenant, condition, or agreement contained in this Lease within 30 days after receipt of written notice from Tenant specifying such failure (or if such failure cannot reasonably be cured within 30 days, if Landlord does not commence to cure the failure within that 30 day period), then such failure shall constitute a default hereunder and Landlord shall be liable to Tenant for any damages sustained by Tenant as a result of Landlord’s default; provided, however, it is expressly understood and agreed that if Tenant obtains a money judgment against Landlord resulting from any default or other claim arising under this Lease, that judgment shall be satisfied only out of the rents, issues, profits, and other income actually received on account of Landlord’s right, title and interest in the Premises, Building and/or Shopping Center, and no other real, personal or mixed property of Landlord (or of any of the partners which comprise Landlord, or of partners or principals of such partners comprising Landlord, if any, or of Landlord’s officers, shareholders or directors, if any) wherever situated, shall be subject to levy, attachment or execution, or otherwise used to satisfy any such judgment. Tenant hereby waives any right to satisfy a judgment against Landlord except from the rents, issues, profits and other income actually received on account of Landlord’s right, title and interest in the Premises, Building and/or Shopping Center.

If, after notice to Landlord of default, Landlord (or any first mortgagee or first deed of trust beneficiary of Landlord) fails to cure the default as provided below, then (subject to the provisions of Section 22.2. hereof) Tenant shall have the right to cure that default at Landlord’s expense. In such case Landlord shall pay the reasonable cost of such cure promptly following receipt of a bill from Tenant itemizing the cost of such cure. Tenant shall not have the right to terminate this Lease or to withhold, reduce or offset any cost of such cure against any payments of Rent or any other charges due and payable to Landlord under this Lease, except as otherwise specifically provided in this Lease.

Tenant agrees to send by certified or registered mail to any mortgagee or deed of trust beneficiary of the Shopping Center whose address has been furnished to Tenant, a copy of any notice of default served by Tenant on Landlord. If Landlord fails to cure such default within the time provided for in this Lease, Tenant shall provide any such mortgagee or beneficiary with notice of such failure and such mortgagee or beneficiary shall have an additional 30 days following receipt of such notice to cure such default; provided that if such default cannot reasonably be cured within that additional 30 day period, then such mortgagee or beneficiary shall have such additional time to cure the default as is reasonably necessary under the circumstances.

28.      ATTORNEYS’ FEES.

If at any time after the date hereof either Landlord or Tenant institutes any action or proceeding against the other relating to the provisions of this Lease or any default hereunder, the losing party in such action or proceeding shall reimburse the winning party for its reasonable expenses of attorneys’ fees and all costs and disbursements incurred, including, without limitation, any such fees, costs or disbursements incurred on any appeal from such action or proceeding. Subject to the provisions of local law, the winning party shall recover all such fees, costs or disbursements as costs taxable by the court or arbiter in the action or proceeding itself without the necessity for a cross-action by the winning party.

29.      SUBORDINATION — ATTORNMENT.

29.1     Subordination. Within 10 days after receipt of a written request from Landlord, any first mortgagee or first deed of trust trustee or beneficiary of Landlord, or any lessor of Landlord, Tenant shall, in writing, subordinate its rights under this Lease to the lien or security interest of the first mortgage or deed of trust (including all future advances made thereunder subsequent to the effective date of this Lease), the interest of any lease in which Landlord is the lessee, or any REA that may burden the Premises, Building, Shopping Center, Property or any future improvements made to the Property.

29.2     Attornment. If Landlord’s interest in the Premises is acquired by any ground lessor, beneficiary under a deed of trust, mortgagee or purchaser at a foreclosure sale, then Tenant shall upon request, attorn to such transferee of or successor to Landlord’s interest in the Premises and recognize such transferee or successor as Landlord under this Lease, provided such transferee or successor accepts the Premises subject to this Lease.

29.3     Estoppel Certificate. Tenant shall, at any time and from time to time, upon not less than 10 days’ prior written notice from Landlord, execute, acknowledge and deliver to Landlord a written statement substantially in the form of Exhibit “D” certifying (i) that this Lease represents the entire agreement between Landlord and Tenant, and is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect), (ii) the dates to which the Rent and other charges are paid in advance, If any; (iii) the Commencement Date and expiration date of the Lease Term, (iv) whether Tenant has assigned or transferred this Lease or any interest of Tenant therein; and (v) that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder and that Tenant has no right of offset, counterclaim or deduction against Rent, or specifying such defaults if any are claimed together with the amount of any offset, counterclaim or deduction alleged by Tenant. Any such statement may be relied upon by any prospective purchaser or lender upon the security of the real property of which the Building and the Premises are a part. Tenant’s failure to deliver such statement within the time required shall be conclusive and binding upon Tenant that (a) this Lease is in full force and effect, without modification except as may be represented by Landlord, (b) there are no uncured defaults in Landlord’s performance and that Tenant has no right of offset, counterclaim or deduction against Rent, and (c) no more than one month’s Rent has been paid in advance.

30.      QUIET POSSESSION.

Landlord agrees that Tenant, upon paying the Rent and timely performing its obligations under this Lease, may quietly have, hold and enjoy the Premises during the Term or any extension thereof; subject, however, to any rights of entry specifically granted to Landlord hereunder, any REA and any mortgages, deeds of trust, ground or underlying leases, agreements, encumbrances and/or other Matters of Record to which this Lease is subordinate.

31.      MERCHANTS’ ASSOCIATION.

31.2     Grand Opening Promotional Fund. Tenant shall separately pay when billed its prorata share, not to exeed $2,838 to provide Landlord with funds to promote the “grand opening” of the Shopping Center, and/or Tenant’s business. Tenant shall only incurr this cost one time. Also, SEE ADDENDUM.

32.      CAPTIONS; JOINT AND SEVERAL LIABILITY.

32.1.    Captions. The captions of the Articles and Sections of this Lease are for convenience only, are not operative parts of this Lease and do not in any way limit or amplify the terms and provisions of this Lease.

32.2     Joint and Several Liability. If two or more persons or entities execute this Lease as Landlord or Tenant then such persons or entities shall be jointly and severally liable for compliance with and performance of all the terms, covenants and provisions of this Lease.

33.      NOTICES.

Wherever this Lease requires or permits notice or demand to be given by either party to the other, such notice or demand shall be in writing and given or served either personally or in writing forwarded by certified mail, return receipt requested, addressed to the parties at the addresses specified in Section 3.g. hereof. Either party may change such address by written notice to the other as herein provided.

34.      OBLIGATIONS OF SUCCESSORS.

Except as otherwise provided herein, all of the provisions of this Lease shall bind and inure to the benefit of the parties hereto, and their respective heirs, legal representatives, successors and assigns.

35.      CONSENT OF LANDLORD AND TENANT.

Wherever in this Lease consent or approval is required from either party to any action by the other, such consent or approval shall be given in writing and shall not be unreasonably withheld, unless otherwise expressly permitted in this Lease. Landlord shall not be deemed to have withheld its consent unreasonably where Landlord’s right to give its consent is dependent on Landlord obtaining the consent of any other person, agency or authority having the right to withhold its consent pursuant to any agreement or law and such person, agency or authority does withhold its consent.

If Landlord or Tenant unreasonably fails to give any such consent, the other party shall be entitled to specific performance in equity and shall have such other remedies as are reserved to it under this Lease, but in no event shall Landlord or Tenant be responsible in monetary damages for failure to give consent unless such consent is withheld maliciously or in bad faith.

36.      SECURITY DEPOSIT.

36.1     Payment of Security Deposit. Tenant has deposited with Landlord the sum specified in Section 2.k. hereof as the “Security Deposit”, receipt of which is hereby acknowledged. The Security Deposit shall be held by Landlord without liability for interest as security for the faithful performance by Tenant of all of its obligations under this Lease. The Security Deposit shall not be mortgaged, assigned, transferred or encumbered by Tenant without the prior written consent of Landlord and any such action by Tenant without such consent shall be without force and effect and not binding on Landlord.

36.2     Application of Security Deposit. If any Rent herein reserved or any other sum payable by Tenant to Landlord is overdue and unpaid or paid by Landlord on Tenant’s behalf, or if Tenant fails to perform any of its obligations under this Lease, then Landlord may, at its option and without prejudice to any other remedy which Landlord may have, appropriate and apply the entire Security Deposit or so much as is necessary to compensate Landlord for loss of Minimum Annual Rent or additional rent, or other damages sustained by Landlord due to such default by Tenant. Tenant shall forthwith upon demand restore the Security Deposit to the original sum deposited. If Tenant complies with all of the terms of the Lease and promptly pays when due all Rent and all other sums payable by Tenant under this Lease, the Security Deposit (or the balance thereof remaining) shall be returned in full to Tenant not later than 14 days following the end of the Term and delivery of possession of the Premises to Landlord.

36.3     Bankruptcy. In the event of bankruptcy or other debtor-creditor proceedings against Tenant, the Security Deposit shall be deemed to be applied first to the payment of Rent and other charges due Landlord for the earliest periods prior to the filing of such proceedings.

36.4     Transfer of Landlord’s Interest. Landlord may deliver the funds deposited hereunder by Tenant to the purchaser of Landlord’s interest in the Premises and Landlord shall thereupon be discharged from any further liability to Tenant for the Security Deposit. This provision shall also apply to any subsequent transfers of Landlord’s interest in the Premises. In the case of such transfer of the Security Deposit, Landlord shall give written notice to Tenant of any existing claims against the Security Deposit and of the name and address of Landlord’s successor.

37.      MISCELLANEOUS.

37.1     Relationship of the Parties. Nothing contained in this Lease shall be deemed or construed to create a partnership or joint venture between Landlord and Tenant or between Landlord and any other party, or cause Landlord to be responsible in any way for the debts or obligations of Tenant or anyone else.

37.2     Severability. If any provision of this Lease is determined to be void by any court of competent jurisdiction, such determination shall not affect any other provision of this Lease and all such other provisions shall remain in full force and effect. It is the intention of the parties that if any provision of this Lease is capable of two constructions, one of which would render the provision void and the other of which would render the provision valid, then the provision shall have the meaning which renders it valid.

37.3     Corporate Authority; Partnership Authority. If Tenant is a corporation, each person signing this Lease on behalf of Tenant represents and warrants that he has full authority to do so and that this Lease binds the corporation. Within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a certified copy of a resolution of Tenant’s Board of Directors authorizing the execution of this Lease or other evidence of such authority reasonably acceptable to Landlord. If Tenant is a partnership, each person or entity signing this Lease for Tenant represents and warrants that he or it is a general partner of the partnership, that he or it has full authority to sign for the partnership and that this Lease binds the partnership and all general partner’s of the partnership. Tenant shall give written notice to Landlord of any general partner’s withdrawal or addition. Within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a copy of Tenant’s recorded statement of partnership, certificate of limited partnership or other evidence of partnership satisfactory to Landlord.

37.4     Entire Agreement. It is understood that there are no oral or written agreements or representations between the parties hereto affecting this Lease, and that this Lease supersedes and cancels any and all previous negotiations, arrangements, representations, brochures, displays, projections, estimates, agreements and understandings, If any, made by or between Landlord and Tenant with respect to the subject mailer thereof, and none thereof shall be used to Interpret, construe, supplement or contradict this Lease. This Lease, and all amendments hereto, are the only agreement between the parties hereto. All negotiations and oral agreements acceptable to both parties have been merged into and are included in this Lease.

There are no other representations, covenants or warranties between the parties and any reliance on representations of a party is based solely upon the express representations, covenants and warranties contained in this Lease. Although the printed provisions of this Lease were drawn by Landlord, the parties agree that this circumstance alone shall not create any presumption, canon of construction or implication favoring the position of either Landlord or Tenant. The parties agree that any deletion of language from this Lease prior to its mutual execution by Landlord and Tenant shall not be construed to have any particular meaning or to raise any presumption, canon of construction or implication, including, without limitation, any implication that the parties intended thereby to state the converse, obverse or opposite of the deleted language.

37.5     Governing Law. The laws of the state where the Shopping Center is located shall govern the validity, performance and enforcement of this Lease.

37.6     Waiver or Consent Limitations. A waiver of any breach or default under the Lease shall not be a waiver of any other breach or default. Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to waive or render unnecessary Landlord’s consent to or approval of any subsequent similar act by Tenant.

37.7     Force Majeure. The occurrence of any of the following events shall excuse performance of such obligations of Landlord or Tenant as are rendered impossible or reasonably impracticable to perform while such event continues: strikes; lockouts; labor disputes; acts of God; inability to obtain labor, materials or reasonable substitutes therefor; governmental restrictions, regulations or controls; judicial orders; enemy or hostile governmental action; civil commotion; fire or other casualty; and other causes beyond the reasonable control of the party obligated to perform. Notwithstanding the foregoing, the occurrence of such events shall not excuse Tenant’s obligations to pay Minimum Annual Rent and additional rent (unless the provisions of Article 23 apply) or excuse such obligations as this Lease may nevertheless otherwise impose on the party to obey, remedy or avoid, despite such event. If any work performed by Tenant or Tenant’s contractor results in a strike, lockout and/or labor dispute, such strike, lockout and/or labor dispute shall not excuse Tenant’s performance hereunder.

37.8     Waiver of Redemption Rights. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event Tenant is evicted from or dispossessed of the Premises for any cause, or in the event Landlord obtains possession of the Premises by reason of the violation by Tenant of any of the covenants and conditions of this Lease or otherwise. The rights given to Landlord herein are in addition to any rights that may be given to Landlord by any statute or otherwise.

37.9     Amendments. To be effective and binding on Landlord and Tenant, any amendment, modification, addition or deletion to the provisions of this Lease must be in writing and executed by both parties in the same manner as the Lease itself.

37.10   Right to Enter. Landlord and/or its authorized representatives shall have the right to enter the Premises at all reasonable times for the purpose of showing the Premises to prospective purchasers or lenders.

37.11   Definition of Landlord. As used in this Lease, the term “Landlord” means only the current owner of the fee title to the Shopping Center or the leasehold estate under a ground lease of the Shopping Center at the time in question. Each Landlord is obligated to perform the obligations of Landlord under this Lease only during the time such Landlord owns such interest or title. Any Landlord who transfers its title or interest in the Shopping Center is relieved of all liabilities for the obligations of Landlord under this Lease to be performed on or after the date of transfer.

37.12   Tenant’s Financial Condition. Within ten (10) days after written request from Landlord, Tenant shall deliver to Landlord such financial statements as Landlord reasonably requires to verify the net worth of Tenant or any guarantor of Tenant. In addition, Tenant shall deliver to any lender designated by Landlord any financial statements required by such lender to facilitate the financing or refinancing of the Shopping Center. Tenant represents and warrants to Landlord that each such financial statement is a true and accurate statement as of the date of such statement. All financial statements shall be confidential and shall be used only for the purposes set forth in this Lease.

38.      BROKERS.

38.1     Broker’s Commission. Upon execution and delivery of this Lease by Landlord and Tenant, Landlord shall pay to Landlord’s Broker the commission set forth at Section 3.b hereof, if any, or the commission provided for in the written agreement (the “Agreement”) between Landlord and Landlord’s Broker covering brokerage services rendered in this transaction. Landlord shall also pay Landlord’s Broker a further commission as provided in the Agreement if Tenant exercises any option to extend the Term of this Lease or to renew the Lease or to expand the Premises. If a Tenant’s Broker is named at Section 3.b, Landlord’s Broker shall pay an appropriate portion of its commission to Tenant’s Broker if Landlord’s Broker and Tenant’s Broker have so agreed between them. Landlord shall have no obligation to pay a commission or fee to anyone other than Landlord’s Broker in connection with this Lease.

38.2     Protection of Brokers. If Landlord sells its interest in the Premises or assigns Landlord’s interest in this Lease, the buyer or assignee shall, by accepting such conveyance of the Premises or assignment of the Lease, be conclusively deemed to have agreed to make all payments to Landlord’s Broker thereafter required of Landlord under this Article 38 or the Agreement. Landlord’s Broker shall have the right to bring a legal action to enforce or declare rights under this Article 38. The prevailing party in such action shall be entitled to reasonable attorneys’ fees to be paid by the losing party. Such attorneys’ fees shall be fixed by the court in such action. This Section is included in this Lease for the benefit of Landlord’s Broker.

38.3     No Other Brokers. Tenant represents and warrants to Landlord that the brokers named in Section 3.b of this Lease are the only agents, brokers, finders or other parties with whom Tenant has dealt who are or may be entitled to any commission or fee with respect to this Lease.

39.      COMPLIANCE.

The parties hereto agree to comply with all applicable federal, state and local laws, regulations, codes, ordinances and administrative orders having jurisdiction over the parties, property or the subject matter of this Agreement, including, but not limited to, the 1964 Civil Rights Act and all amendments thereto, the Foreign Investment in Real Property Tax Act, the Comprehensive Environmental Response Compensation and Liability Act, and The Americans With Disabilities Act.

40.      RATIFICATION OF LEASE - SEE ADDENDUM

LANDLORD AND TENANT have signed this Lease on the dates set forth below.

Date:	1/5/2000
After Receipt of Approvals:
Landlord:	95, College Plaza, Ltd.	Tenant: 1st Pacific Bank,

a California Limited Partnership		a State Banking Organization

By:	Cal. Diego Builders, Inc.	By:
a California Corporation

Its:	General Partner	Date:

By:	/s/ Harki Parekh	Title:
Harki Parekh
		By:	La Jolla Association
Its:	President

Print Name:		Print Name:	Rob Hildt
Rob Hildt
Title:		Title:	Co-Manager
/s/ Donald McVay
Donald McVay

SEE YOUR ATTORNEY — THIS LEASE IS TO BE GIVEN TO YOUR ATTORNEY FOR REVIEW AND APPROVAL BEFORE YOU SIGN IT. BECAUSE EACH LEASE TRANSACTION IS UNIQUE, AND THE BUSINESS AND LEGAL CONCERNS OF EACH PART ARE UNIQUE, CB COMMERCIAL CANNOT AND DOES NOT MAKE ANY REPRESENTATION OR RECOMMENDATION CONCERNING THE LEGAL EFFECT, LEGAL SUFFICIENCY, OR TAX CONSEQUENCES OF THIS LEASE. THESE ARE QUESTIONS FOR YOUR ATTORNEY AND FINANCIAL ADVISORS.

IN ANY REAL ESTATE TRANSACTION IT IS RECOMMENDED THAT YOU CONSULT WITH A PROFESSIONAL, SUCH AS A CIVIL ENGINEER, INDUSTRIAL HYGIENIST OR OTHER PERSON WITH EXPERIENCE IN EVALUATING THE CONDITION OF THE PROPERTY, INCLUDING THE POSSIBLE PRESENCE OF ASBESTOS, HAZARDOUS MATERIALS AND UNDERGROUND STORAGE TANKS.

ADDENDUM TO LEASE

ADDENDUM TO LEASE DATED NOVEMBER 1, 1999, BY AND BETWEEN COLLEGE PLAZA, LTD., A CALIFORNIA LIMITED PARTNERSHIP (“LANDLORD”) AND 1ST PACIFIC BANK, A STATE BANKING ORGANIZATION AND LA JOLLA ASSOCIATES (“TENANT”) FOR THE PROPERTY LOCATED AT 3500 COLLEGE BOULEVARD, OCEANSIDE, CA.

3.                          DEFINITIONS:

1.                         Contingency: This lease shall be contingent upon Tenant’s receipt of all regulatory approvals to operate Tenant’s business in the premises from any and all authorities from which approval may be necessary. This contingency shall expire January 31, 2000. Tenant’s waiver of this contingency on or before January 31, 2000 shall cause this lease to commence and the obligations of Landlord and Tenant shall be binding. Tenant shall deliver written notice of its waiver to landlord in writing on or before 5:00 PM, January 31, 2000. Failure to deliver timely written waiver of its contingency shall be deemed non-waiver, and this lease shall be deemed to have never commenced, and Landlord and Tenant shall have no obligation to the other. This contingency for Tenant is solely for receipt of any and all regulatory approvals. Upon receipt of same, Tenant shall immediately waive its contingency and the term shall commence. Nothing herein shall prevent Tenant from waiving this contingency regardless of whether all regulatory approvals have been obtained by January 31, 2000.

NON-REFUNDABLE DEPOSIT:

In consideration for Landlord not entering into any binding lease with any other tenant during Tenant’s contingency period, Tenant shall pay to Landlord ten thousand dollars ($10,000) upon execution of this lease. Said deposit shall be non-refundable to Tenant. In the event Tenant fails to timely waive its contingency, the deposit shall be forfeited by Tenant and retained by Landlord as its sole compensation for not having previously entering into a lease with any other tenant. In the event Tenant timely waives its contingency, its deposit shall apply to rent as it becomes due.

OPTION TO EXTEND:

Provided Tenant is not in default and is in possession of the premises, Tenant shall have the option to extend the term of this lease for one additional five (5) year period. Tenant shall exercise this option by providing Landlord not less than one hundred eighty (180) days prior written notice. Rent during the option period shall be established based on comparable free-standing building within the market. Rent during the option period shall adjust annually as set forth in the primary term based upon re-established market rent. In no event shall minimum rent be decreased below the last year of the Lease Term as a result of the exercise of option.

22.4              LANDLORD’S RIGHT OF ENTRY (continued):

To the greatest extent practicable, whenever Landlord desires to enter the Premises for the purposes described in this paragraph, Landlord shall contact Tenant prior to such entry and coordinate Tenant providing Landlord such access at mutually agreeable times so as to minimize interference with Tenant’s business.

23.3              RECONSTRUCTION RESPONSIBILITIES (continued):

To the extent necessary to put the Premises in the condition existing at the commencement of the Term of this Lease so that Tenant’s Work may be commenced and completed.

24.1              TAKINGS RESULTING IN TERMINATION (continued):

If 25% or more of the Floor Area of the Premises or of the Floor Area of the Shopping Center or of the Common Area is taken under power of eminent domain by any person, and such taking results in the substantial dinimution of the use of the Premises by Tenant for the purposes leased under this Lease, then Tenant may terminate this Lease upon giving Landlord 30 days notice of termination of this Lease within 30 days of receipt by Tenant of notice from Landlord of any such taking.

31.2              GRAND OPENING PROMOTIONAL FUND (continued):

Said contribution by Tenant shall be in connection with the renovation of the center to include not less than 20,000 square feet of new Tenant’s. In the event Tenant is prohibited from participating by banking regulators, it shall not be required to do so.

40.                  RATIFICATION OF LEASE (continued):

As 1st Pacific Bank is, as of the date first written above, an entity that does not yet have the requisite approvals to transact business in its name, this sublease is being executed by La Jolla Association, its precursor entity, on behalf of 1st Pacific Bank. La Jolla Association and 1st Pacific Bank hereby agree that lst Pacific Bank will execute the Lease in the space provided below once it receives such approvals. La Jolla Association hereby agrees that it will indemnify Landlord for any and all damages, costs or expenses incurred by Landlord in the event that 1st Pacific Bank fails to so execute this Lease after the receipt of such approvals.

Landlord	Tenant

EXHIBIT “A”

Landlord	Tenant

EXHIBIT “F”

LANDLORD’S NOTICE OF LEASE TERM DATES

A.       Date of Tenant’s waiver of contingency: ______________________________________________________

B.        Date of Lease Commencement (next day following “A” above):      ___________________________________

C.        Date of Commencement of Minimum Rent: March 1, 2000

D.        Date of Annual Minimum Rent increase (one year following “A” above): ____________________________

E.        Date of Expiration of Lease Term (5 years following “A” above): __________________________________

F.        Date of Notice of Exercise of Option (54 months following “A” above): _____________________________

Landlord	Tenant

EXHIBIT C

LANDLORD’S WORK AND TENANT’S WORK

The Premises shall be delivered in its “as is, where is, with all faults” condition. Landlord is not obligated to make any repairs or contribution to the Building. All work to be dome in the Premises shall be completed by Tenant. In the event Tenant’s improvements require Landlord’s consent as set forth in Article 16, Tenant shall submit its plans to Landlord for consent of Landlord, which consent shall not be unreasonably withheld. Tenant may install such business signage as may be permitted by local ordinances and building codes, subject to obtaining such permits and other governmental approvals as may be required and further subject to Landlord’s consent, which shall not be unreasonably withheld.

CB RICHARD ELLIS, INC. SALE/LEASE DISCLOSURES

Property: 3500 College Blvd., Oceanside, CA

Flood Zones. According to Federal Emergency Management Agency. (Fidelity National Flood Map No. Map #6073C-766F dated 6/19/97) [specify source], the Property ☐ is / ☒ may or may not be located in an A or V flood zone and/or a dam inundation zone (Government Code Section 8589.5). Many lenders require flood insurance for properties located in flood zones, and government authorities may regulate development and construction in flood zones. Whether or not located in a flood zone, properties can be subject to flooding and moisture problems, especially properties on a slope or in low-lying areas. Buyers and tenants should have their experts confirm whether the Property is in a flood zone and otherwise investigate and evaluate these matters. Flood Zone Designation: Zone X

Earthquakes. Earthquakes occur throughout California. According to Alquist-Priolo Earthquake Fault Zoning Act Fault-Rupture Hazard Zones in Calfornia (Publication 42, revised 1994) [specify source], the Property ☐ is / ☒ may or may not be situated in an Earthquake Fault Zone and/or a Seismic Hazard Zone (Sections 2621 et seq. and Sections 2690 et seq. of the Public Resources Code, respectively). Property development and construction in such zones generally are subject to the findings of a geologic report prepared by a state-registered geologist. Whether or not located in such a zone, all properties in California are subject to earthquake risks and may be subject to a variety of state and local earthquake-related requirements, including retrofit requirements. Among other items, all new and existing water heaters must be braced, anchored or strapped to resist falling or horizontal displacement, and in sales transactions, sellers must execute a written certification that the water heaters are so braced, anchored or strapped (Health and Safety Code Section 19211). If this is the sale of an unreinforced masonry building or a precast or reinforced masonry building with wood frame floors or roofs built before 1975, the buyer must be given a copy of The Commercial Property Owner’s Guide to Earthquake Safety (Government Code Sections 8875.6 and 8893.2). Buyers and tenants should have their experts confirm whether the Property is in any earthquake zone and otherwise investigate and evaluate these matters.

Hazardous Materials and Underground Storage Tanks. Due to prior or current uses of the Property or in the area or the construction materials used, the Property may have hazardous or undesirable metals (including lead-based paint), minerals (including asbestos), chemicals, hydrocarbons, petroleum-related compounds, or biological or radioactive/emissive items (including electrical and magnetic fields) in soils, water, building components, above or below-ground tanks/containers or elsewhere in areas that may or may not be accessible or noticeable. Such Items may leak or otherwise be released. Asbestos has been used in items such as fireproofing, heating/cooling systems, insulation, spray-on and tile acoustical materials, floor tiles and coverings, roofing, drywall and plaster. If the Property was built before 1978 and has a residential unit, sellers/landlords must disclose all reports, surveys and other information known to them regarding lead-based paint to buyers and tenants and allow for inspections (42 United States Code Sections 4851 et seq.). Sellers/landlords are required to advise buyers/tenants if they have any reasonable cause to believe that any hazardous substance has come to be located on or beneath the Property (Health and Safety Code Section 25359.7), and sellers/landlords must disclose reports and surveys regarding asbestos to certain persons, including their employees, contractors, buyers and tenants (Health and Safety Code Sections 25915 et seq.); buyers/tenants have similar obligations. Have your experts investigate and evaluate these matters.

Americans with Disabilities Act (ADA). The Americans With Disabilities Act (42 United States Code Sections 12101 et seq.) and other federal, state and local requirements may require changes to the Property. Have your experts investigate and evaluate these matters.

Taxes. Sales, leases and other real estate transactions can have federal, state and local tax consequences. In sales transactions, Internal Revenue Code Section 1446 requires buyers to withhold and pay to the IRS 10% of the gross sales price within 10 days of the date of a sale unless the buyers can establish that the sellers are not foreigners, generally by having the sellers sign a Non-Foreign Seller Affidavit. Depending on the structure of the transaction, the tax withholding liability can exceed the net cash proceeds to be paid to the sellers at closing. California imposes an additional withholding requirement equal to 3 1/3% of the gross sales price not only on foreign sellers but also out-of-state sellers and sellers leaving the state if the sales price exceeds $100,000. Withholding generally is required if the last known address of a seller is outside California, if the proceeds are disbursed outside of California or if a financial intermediary is used. Have your experts investigate and evaluate these mattes.

Fires. California Public Resources Codes Sections 4125 et seq. require sellers of real property located within state responsibility areas to advise buyers that the property is located within such a wildland zone, that the state does not have the responsibility to provide fire protection services to any structure within such a zone and that such zones may contain substantial forest/wildland fire risks. Government Code Sections 51178 et seq. require sellers of real property located within certain fire hazard zones to disclose that the property is located in such a zone. Sellers must disclose that a property located in a wildland or fire hazard zone is subject to the fire prevention requirements of Public Resources Code Section 4291 and Government Code Section 51182, respectively. Sellers must make such disclosures if either the sellers have actual knowledge that a property is in such a zone or a map showing the property to be in such a zone has been provided to the county assessor. Properties, whether or not located in such a zone, are subject to fire/life safety risks and may be subject to state and local fire/life safety-related requirements, including retrofit requirements. Have your experts investigate and evaluate these matters.

Broker Representation. CB Richard Ellis, inc. is a national brokerage firm representing a variety of clients. Depending on the circumstances, CB Richard Ellis, Inc. may represent both the seller/landlord and the buyer/tenant in a transaction, or you may be interested in a property that may be of interest to other CB Richard Ellis, Inc. clients. If CB Richard Ellis, Inc. represents more than one party with respect to a property, CB Richard Ellis, Inc. will not disclose the confidential information of one principal to the other.

Seller/Landlord Disclosure, Delivery of Reports, Pest Control Reports and Compliance with Laws. Sellers/landlords are hereby requested to disclose directly to buyers/tenants all information known to sellers/landlords regarding the Property, including but not limited to, hazardous materials, zoning, construction, design, engineering, soils, title; survey, fire/life safety, and other matters, and to provide buyers/tenants with copies of all reports in the possession of or accessible to sellers/landlords regarding the Property. Sellers/landlords and buyers/tenants must comply with all applicable federal, state and local laws, regulations, codes, ordinances and administrative orders, including, but not limited to, the 1964 Civil Rights Act and all amendments thereto, the Foreign Investment in Real Property Tax Act, the Comprehensive Environmental Response Compensation and Liability Act, and The Americans With Disabilities Act. If a pest control report is a condition of the purchase contract, buyers are entitled to receive a copy of the report and any certification and notice of work completed.

Property Inspections and Evaluations. Buyers/tenants should have the Property thoroughly inspected and all parties should have the transaction thoroughly evaluated by the experts of their choice. Ask your experts what investigations and evaluations may be appropriate as well as the risks of not performing any such investigations or evaluations. Information regarding the Property supplied by the real estate brokers has been received from third party sources and has not been independently verified by the brokers. Have your experts verify all information regarding the Property, including any linear or area measurements and the availability of all utilities. All work should be inspected and evaluated by your experts, as they deem appropriate. Any projections or estimates are for example only, are based on assumptions that may not occur and do not represent the current or future performance of the property. Real estate brokers are not experts concerning nor can they determine if any expert is qualified to provide advice on legal, tax, design, ADA, engineering, construction, zoning building code, soils, title, survey, fire/life safety, insurance, hazardous materials, or other such matters. Such areas require specia education and, generally, special licenses not possessed by real estate brokers. Consult with the experts of your choice regarding these matters.